[GRAPHIC OMITTED]
                                      KIRBY


KIRBY CORPORATION                                         Contact: Steve Holcomb
                                                                    713-435-1135

FOR IMMEDIATE RELEASE
---------------------


                   KIRBY CORPORATION ANNOUNCES RECORD RESULTS
                           FOR THE 2005 FIRST QUARTER


- 2005 FIRST QUARTER EARNINGS PER SHARE WERE $.52, AN INCREASE OF 44% OVER $.36 REPORTED FOR THE 2004 FIRST QUARTER

- RESULTS REFLECT CONTINUED STRONG PETROCHEMICAL AND BLACK OIL PRODUCT VOLUMES, FAVORABLE OPERATING CONDITIONS IN MARCH AND CONTRACT AND SPOT MARKET RATE INCREASES

- 2005 SECOND QUARTER EARNINGS PER SHARE GUIDANCE IS $.65 TO $.70 VERSUS $.55 REPORTED FOR THE 2004 SECOND QUARTER

- 2005 YEAR EARNINGS PER SHARE GUIDANCE INCREASED TO $2.45 TO $2.55 VERSUS $1.97 EARNED IN THE 2004 YEAR.

HOUSTON, TEXAS (APRIL 27, 2005) - Kirby Corporation ("Kirby") (NYSE:KEX) today announced record net earnings for the first quarter ended March 31, 2005 of $13,279,000, or $.52 per share, compared with net earnings of $9,020,000, or $.36 per share, for the 2004 first quarter. The 2005 first quarter results were in line with Kirby's April 14, 2005 announcement that earnings would exceed $.50 per share and above Kirby's original published earnings guidance range of $.42 to $.48 per share. Consolidated revenues for the 2005 first quarter were a record $184,444,000, an increase of 17% over $157,315,000 reported for the 2004 first quarter.

Revenues for the marine transportation segment for the 2005 first quarter increased 16% and operating income increased 42% compared with the first quarter of 2004. The higher results reflected strong petrochemical and black oil volumes, improved weather conditions in March, the impact of contract rate increases during 2004 and in the 2005 first quarter, and higher spot market prices. Spot market rates for most product lines averaged 4% to 5% higher than the 2004 fourth quarter. In addition, effective January 1, 2005, escalators for labor and the producer price index on contracts over a year in duration positively impacted the first quarter.


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
The diesel engine services segment for the 2005 first quarter reported 25% higher revenues and operating income increased 42% compared with the corresponding 2004 quarter. The higher results reflect strong in-house and in-field service activity and direct parts sales in the majority of its markets, and the acquisition of the diesel engine service operation and parts inventory of Walker Paducah Corp. in April 2004. The U.S. Midwest and East Coast marine markets, the U.S. railroad market, the offshore oil service market and the power generation market all reflected improved activity. The operating margin for the 2005 first quarter was 12.6% compared with 11.2% for the 2004 first quarter.

Equity in earnings (loss) of marine affiliates consists primarily of a 35% owned offshore partnership, operating four offshore dry-cargo barge and tug units, and a 33% interest in Osprey Line, LLC, a barge feeder service for cargo containers along the Gulf Intracoastal Waterway, several ports above Baton Rouge on the Mississippi River, as well as coastal service along the Gulf of Mexico. Equity in earnings (loss) of marine affiliates was a loss of $703,000 for the 2005 first quarter, reflecting a heavy shipyard schedule for the Company's 35% owned offshore partnership and start-up costs for Osprey's coastal service along the Gulf of Mexico, which began its service late last year.

Joe Pyne, President and Chief Executive Officer of Kirby, commented, "The first quarter is normally the most difficult quarter for Kirby. During January and February, stronger customer demand, particularly in the petrochemical and black oil markets, was negatively impacted by poor navigational conditions, creating pent-up demand for movements in March. Although total first quarter navigation delay days were higher than in 2004, weather and river conditions improved significantly in March, which allowed for better asset utilization and more efficient use of horsepower. Total ton miles were about the same as the first quarter of 2004, but product mix, contract and spot rate increases, and fuel cost recovery resulted in a 16% growth in marine transportation revenue and a 42% increase in operating income."

Commenting on the 2005 second quarter market conditions and guidance, Mr. Pyne said, "We expect our petrochemical and black oil markets to remain strong. We anticipate a normal seasonal improvement in our upriver refined products market and seasonal agricultural chemical volumes. For the 2005 second quarter, our earnings per share guidance is $.65 to $.70, compared with $.55 per share reported for the 2004 second quarter. For the 2005 year, we increased our guidance to $2.45 to $2.55 per share from previous guidance of $2.20 to $2.30 per share. This guidance compares with 2004 net earnings of $1.97 per share. Capital spending guidance for 2005 remains in the $110 to $120 million range and includes approximately $65 million for the construction of 18 double hull 30,000 barrel capacity inland tank barges and 20 double hull 10,000 barrel capacity inland tank barges. The $65 million estimate for the construction of new tank barges is subject to the fluctuation of steel prices."

This earnings press release includes marine transportation performance measures for both the 2005 and 2004 first quarters. The performance measures include ton miles, revenues per ton mile, towboats operated and delay days. Comparable performance measures for the 2004 and 2003 years and quarters are available at Kirby's web site under the caption Performance Measurements in the Investor Relations section. Kirby's homepage can be accessed by visiting www.kirbycorp.com.
-----------------


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
A conference call is scheduled at 10:00 a.m. central time tomorrow, Thursday, April 28, 2005, to discuss the 2005 first quarter and outlook for the 2005 second quarter and year. The conference call number is 888-328-2514 for domestic callers and 706-679-3262 for international callers. The leader's name is Steve Holcomb. An audio playback will be available starting at approximately 12:00 p.m. central time on Thursday, April 28, through 6:00 p.m. central time on Friday, May 27, 2005, by dialing 800-642-1687 for domestic callers and
706-645-9291 for international callers. The conference ID number is 5580272. The conference call can also be accessed by visiting Kirby's homepage at http://www.kirbycorp.com/ or at http://audioevent.mshow.com/229462. A replay
------------------------           ----------------------------------
will  be  available  on  each  of those web sites following the conference call.

The financial and other information to be discussed in the conference call is available in this press release and in a Form 8-K filed with the Securities and Exchange Commission. This press release and the Form 8-K include a non-GAAP financial measure, EBITDA, which Kirby defines as net earnings before interest expense, taxes on income, depreciation and amortization. A reconciliation of EBITDA for the 2005 and 2004 first quarters with GAAP net earnings for the same periods is included in the Condensed Consolidated Financial Information in this press release.

Kirby Corporation, based in Houston, Texas, operates inland tank barges and towing vessels, transporting petrochemicals, black oil products, refined petroleum products and agricultural chemicals throughout the United States inland waterway system. Through the diesel engine services segment, Kirby provides after-market service for large medium-speed and high-speed diesel engines and reduction gears used in marine, power generation and railroad applications.

Statements contained in this press release with respect to the future are forward-looking statements. These statements reflect management's reasonable judgment with respect to future events. Forward-looking statements involve risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including cyclical or other downturns in demand, significant pricing competition, unanticipated additions to industry capacity, changes in the Jones Act or in U.S. maritime policy and practice, fuel costs, interest rates, weather conditions, and timing, magnitude and number of acquisitions made by Kirby. Forward-looking statements are based on currently available information and Kirby assumes on obligation to update any such statements. A list of additional risk factors can be found in Kirby's annual report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

--------------------------------------------------------------------------------
                           CONFERENCE CALL INFORMATION

DATE:     THURSDAY, APRIL 28, 2005     LEADER:     STEVE  HOLCOMB
TIME:     10:00 A.M. CENTRAL TIME      PASSCODE:   KIRBY
U.S.:     888-328-2514                 INT'L:      706-679-3262
WEBSITE:     http://www.kirbycorp.com/ OR http://audioevent.mshow.com/229462
             -------------------------    ----------------------------------
--------------------------------------------------------------------------------

A summary of the results for the first quarter follows.

                          CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                          ---------------------------------------------

                                                                  FIRST QUARTER
                                                    ------------------------------------------
                                                            2005                 2004
                                                    --------------------  --------------------
                                                         (UNAUDITED, $ IN THOUSANDS EXCEPT
                                                                 PER SHARE AMOUNTS)
Revenues:
    Marine transportation. . . . . . . . . . . . .  $           157,210   $           135,493
    Diesel engine services . . . . . . . . . . . .               27,234                21,822
                                                    --------------------  --------------------
                                                                184,444               157,315
                                                    --------------------  --------------------
Costs and expenses:
    Costs of sales and operating expenses. . . . .              119,927               102,927
    Selling, general and administrative. . . . . .               20,959                19,965
    Taxes, other than on income. . . . . . . . . .                3,186                 3,252
    Depreciation and amortization. . . . . . . . .               14,981                13,797
    Loss (gain) on disposition of assets . . . . .                 (192)                    2
                                                    --------------------  --------------------
                                                                158,861               139,943
                                                    --------------------  --------------------

      Operating income . . . . . . . . . . . . . .               25,583                17,372
    Equity in earnings (loss) of marine affiliates                 (703)                  822
    Other expense. . . . . . . . . . . . . . . . .                 (316)                 (271)
    Interest expense . . . . . . . . . . . . . . .               (3,146)               (3,374)
                                                    --------------------  --------------------

      Earnings before taxes on income. . . . . . .               21,418                14,549
    Provision for taxes on income. . . . . . . . .               (8,139)               (5,529)
                                                    --------------------  --------------------
      Net earnings . . . . . . . . . . . . . . . .  $            13,279   $             9,020
                                                    ====================  ====================


Net earnings per share of common stock:
    Basic. . . . . . . . . . . . . . . . . . . . .  $              0.53   $              0.37
    Diluted. . . . . . . . . . . . . . . . . . . .  $              0.52   $              0.36
Common stock outstanding (in thousands):
    Basic. . . . . . . . . . . . . . . . . . . . .               24,854                24,345
    Diluted. . . . . . . . . . . . . . . . . . . .               25,578                24,913

                           CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                           --------------------------------------------

                                                              FIRST QUARTER
                                               ------------------------------------------
                                                       2005                 2004
                                               --------------------  --------------------
                                                  (UNAUDITED, $ IN THOUSANDS EXCEPT
                                                            PER SHARE AMOUNTS)
EBITDA: (1)
    Net earnings. . . . . . . . . . . . . . .  $            13,279   $             9,020
    Interest expense. . . . . . . . . . . . .                3,146                 3,374
    Provision for taxes on income . . . . . .                8,139                 5,529
    Depreciation and amortization . . . . . .               14,981                13,797
                                               --------------------  --------------------
                                               $            39,545   $            31,720
                                               ====================  ====================

Capital expenditures. . . . . . . . . . . . .  $            24,023   $            24,047
Acquisition of marine equipment . . . . . . .  $                 -   $             1,110
                                                               MARCH 31,
                                               ------------------------------------------
                                                       2005                 2004
                                               --------------------  --------------------
                                                      (UNAUDITED, $ IN THOUSANDS)
Long-term debt, including current portion . .  $           205,139   $           250,409
Stockholders' equity. . . . . . . . . . . . .  $           454,672   $           381,674
Debt to capitalization ratio. . . . . . . . .                 31.1%                 39.6%

                  MARINE TRANSPORTATION STATEMENTS OF EARNINGS
                  ---------------------------------------------

                                                         FIRST QUARTER
                                           ------------------------------------------
                                                   2005                  2004
                                           --------------------  --------------------
                                                    (UNAUDITED, $ IN THOUSANDS)

Marine transportation revenues. . . . . .  $           157,210   $           135,493
                                           --------------------  --------------------

Costs and expenses:
    Costs of sales and operating expenses               99,652                86,966
    Selling, general and administrative .               16,312                15,504
    Taxes, other than on income . . . . .                3,050                 3,133
    Depreciation and amortization . . . .               14,275                13,016
                                           --------------------  --------------------
                                                       133,289               118,619
                                           --------------------  --------------------

      Operating income. . . . . . . . . .  $            23,921   $            16,874
                                           ====================  ====================

      Operating margins . . . . . . . . .                 15.2%                 12.5%
                                           ====================  ====================


                  DIESEL ENGINE SERVICES STATEMENTS OF EARNINGS
                  ---------------------------------------------

                                                         FIRST QUARTER
                                           ------------------------------------------
                                                   2005                  2004
                                           --------------------  --------------------
                                                    (UNAUDITED, $ IN THOUSANDS)

Diesel engine services revenues . . . . .  $            27,234   $            21,822
                                           --------------------  --------------------

Costs and expenses:
    Costs of sales and operating expenses               20,269                15,934
    Selling, general and administrative .                3,110                 3,034
    Taxes, other than on income . . . . .                  110                    82
    Depreciation and amortization . . . .                  278                   333
                                           --------------------  --------------------
                                                        23,767                19,383
                                           --------------------  --------------------

      Operating income. . . . . . . . . .  $             3,467   $             2,439
                                           ====================  ====================

      Operating margins . . . . . . . . .                 12.7%                 11.2%
                                           ====================  ====================

                              OTHER COSTS AND EXPENSES
                              ------------------------

                                                              FIRST QUARTER
                                                -----------------------------------------
                                                         2005                 2004
                                                --------------------  -------------------
                                                        (UNAUDITED, $ IN THOUSANDS)
General corporate expenses . . . . . . . . . .  $             1,997   $             1,939
                                                ====================  ===================

Loss (gain) on disposition of assets . . . . .  $              (192)  $                 2
                                                ====================  ===================

          MARINE TRANSPORTATION PERFORMANCE MEASUREMENTS
          ----------------------------------------------

                                                   FIRST QUARTER
                                                -------------------
                                                 2005         2004
                                                ----------   ---------
Ton Miles (in millions) (2) . . . . . . . . . .     3,738        3,735
Revenue/Ton Mile (cents/tm) (3) . . . . . . . .       4.2          3.6
Towboats operated (average) (4) . . . . . . . .       239          233
Delay Days (5). . . . . . . . . . . . . . . . .     3,289        2,359
Average cost per gallon of fuel consumed. . . . $    1.32    $     .99
Tank barges:
    Active. . . . . . . . . . . . . . . . . . .       878          874
    Inactive. . . . . . . . . . . . . . . . . .        64           71
Barrel Capacities (in millions):
    Active. . . . . . . . . . . . . . . . . . .      16.3         16.0
    Inactive. . . . . . . . . . . . . . . . . .       1.2          1.3


(1) Kirby has historically evaluated its operating performance using numerous measures, one of which is EBITDA, a non-GAAP financial measure. Kirby defines EBITDA as net earnings before interest expense, taxes on income, depreciation and amortization. EBITDA is presented because of its wide acceptance as a financial indicator. EBITDA is one of the performance measures used in Kirby's incentive bonus plan. EBITDA is also used by rating agencies in determining Kirby's credit rating and by analysts publishing research reports on Kirby, as well as by investors and investment bankers generally in valuing companies. EBITDA is not a calculation based on generally accepted accounting principles and should not be considered as an alternative to, but should only be considered in conjunction with, Kirby's GAAP financial information.
(2) Ton miles indicate fleet productivity by measuring the distance (in miles) a loaded tank barge is moved. Example: A typical 30,000 barrel tank barge loaded with 3,300 tons of liquid cargo is moved 100 miles, thus generating 330,000 ton miles.
(3) Marine transportation revenues divided by ton miles. Example: First quarter 2005 revenues of $157,210,000 divided by 3,738,000,000 ton miles =
     4.2 cents.
(4) Towboats operated are the average number of owned and chartered towboats operated during the period.
(5) Delay days measures the lost time incurred by a tow (towboat and tank barges) during transit. The measure includes transit delays caused by weather, lock congestion and other navigational factors.

                                      # # #


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